Bank of America 8-K Date: May 27, 2026 ** TABLE COPY ** TABLE COPY ** TABLE COPY ** TABLE COPY ** TABLE COPY ** TABLE COPY ** Power, Utilities, & Cleantech Conference

Forward-Looking Statements 2 Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the proposed transaction between NorthWestern and Black Hills, including future financial and operating results (including the anticipated impact of the transaction on NorthWestern’s and Black Hills’ respective earnings), statements related to the expected timing of the completion of the transaction, the plans, objectives, expectations and intentions of either company or of the combined company following the merger, anticipated future results of either company or of the combined company following the merger, the anticipated benefits and strategic and financial rationale of the merger, including estimated rate bases, investment opportunities, cash flows and capital expenditure rates and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. The forward-looking statements are based on NorthWestern and Black Hills’ current expectations, plans and estimates. NorthWestern and Black Hills believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of NorthWestern or Black Hills to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk of delays in consummating the potential transaction, including as a result of required regulatory and shareholder approvals, which may not be obtained on the expected timeline, or at all, (2) the risk of any event, change or other circumstance that could give rise to the termination of the merger agreement, (3) the risk that required regulatory approvals are subject to conditions not anticipated by NorthWestern and Black Hills, (4) the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period, (5) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, including potential distraction of management from current plans and operations of NorthWestern or Black Hills and the ability of NorthWestern or Black Hills to retain and hire key personnel, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the outcome of any legal or regulatory proceedings that may be instituted against NorthWestern or Black Hills related to the merger agreement or the transaction, (9) the risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (10) legislative, regulatory, political, market, economic and other conditions, developments and uncertainties affecting NorthWestern’s and Black Hills’ businesses; (11) the evolving legal, regulatory and tax regimes under which NorthWestern and Black Hills operate; (12) restrictions during the pendency of the proposed transaction that may impact NorthWestern’s or Black Hills’ ability to pursue certain business opportunities or strategic transactions; and (13) unpredictability and severity of catastrophic events, including, but not limited to, extreme weather, natural disasters, acts of terrorism or outbreak of war or hostilities, as well as NorthWestern’s and Black Hills’ response to any of the aforementioned factors. Additional factors which could affect future results of NorthWestern and Black Hills can be found in NorthWestern Energy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and Black Hills’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. NorthWestern and Black Hills disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. See Appendix for Additional Merger Related Disclosures.

NorthWestern Energy Group, Inc. dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Director - Corporate Development & Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com NorthWestern Energy 3

Thank youOverview 4

NWE – An Investment for the Long Term

Pure Electric & Natural Gas Utility

- 100% pure electric and natural gas utility with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~52% hydro, wind, & solar

Solid Utility Foundation

- Residential electric and natural gas rates below national average
- Solid system reliability
- Solid JD Power Overall Customer Satisfaction scores vs peers
- Disciplined maintenance capital investment program

Earnings & Cash Flow

- Recent rate reviews aid earnings, cash flow, and balance sheet strength
- NOLs and tax credits expected to mitigate future cash tax obligations into 2029
- History of consistent annual dividend growth

Attractive Future Growth Prospects

- Data centers and other new large-load opportunities
- FERC regional transmission
- Incremental generating capacity (subject to successful resource procurement bids)

Financial Goals & Metrics

- Target 4%-6% EPS growth plus dividend yield to provide competitive total return
- Target dividend long-term payout ratio of 60%-70%
- Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater

Best Practices Corporate Governance

5th Best Governance Score


EEI
EMERGENCY RECOVERY AWARD

Recognized by EEI for our emergency response efforts following the July 2024 windstorm in Missoula, MT

5

About NorthWestern 6 Montana Operations Electric 440,700 customers 25,542 miles – transmission & distribution lines 1,660 MW maximum capacity owned power generation Natural Gas 249,400 customers 8,072 miles of transmission and distribution pipeline 17.85 Bcf of gas storage capacity Own 25.3 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 43,400 customers 836 miles of distribution pipeline Data as of 12/31/2025 South Dakota Operations Electric 65,600 customers 3,730 miles – transmission & distribution lines 420 MW nameplate owned power generation Natural Gas 51,200 customers 1,908 miles of transmission and distribution pipeline

8% to 10% Total Return >10% Total Return Incremental Opportunities: > 6% EPS Growth Approximately 4% Dividend Yield Base Capital Plan: 4% to 6% EPS Growth ✓ Data centers & new large- load opportunities ✓ FERC Regional Transmission ✓ Incremental generating capacity (subject to successful resource procurement bids) $3.21 billion of highly diversified, executable and low-risk critical capital investment forecasted over the next five years. This investment is expected to drive annualized earnings and rate base growth of approximately 4% - 6%. + The NorthWestern Value Proposition + 7 = = 2026-2030 Capital Investment ($ Millions)

A Diversified Electric and Gas Utility 8 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric and 80% Montana. Nearly $5.6 billion of rate base investment to serve our customers. Data as reported in our 2025 10-K

Highly Carbon-Free Supply Portfolio

2025 Electric Generation Portfolio - Montana



55.4%
Carbon-Free
MT
Wind Contracted 17.7%
Wind Owned 1.8%
Contracted Coke & Waste Tailings 10.3%
Natural Gas Contracted 2.4%
Natural Gas / Other Owned 12.4%
Coal Owned 19.5%
Solar Contracted 4.7%
Hydro Contracted 0.8%
Hydro Owned 30.4%

2025 Electric Generation Portfolio - South Dakota



37.2%
Carbon-Free
SD
Wind Owned 18.3%
Wind Contracted 18.9%
Natural Gas / Other Owned 10.2%
Coal Owned 52.6%

2025 Total NWE Electric Generation Portfolio



52.2%
Carbon-Free
NWE
Wind Contracted 17.9%
Wind Owned 4.7%
Contracted Coke & Waste Tailings 8.5%
Natural Gas Contracted 1.9%
Natural Gas / Other Owned 12.0%
Coal Owned 25.4%
Solar Contracted 3.9%
Hydro Contracted 0.7%
Hydro Owned 25.0%

Contracted energy from Colstrip Energy Limited Partners (CELP), Yellowstone Energy Limited Partners (YELP) as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA).

NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted resources and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Based upon 2025 MWh's supplied from owned and long-term contracted resources. Approximately 52% of our total company owned and contracted supply is carbon-free – better than the national average of ~42% in 2025. (eia.gov table 7.2b)

9

Strong Utility Foundation 10 (1) NWE rates are an average for 2025 - total residential revenues divided by total residential loads delivered. Electric source: U.S. EIA - Average Retail Price of Electricity, Annual for 2025. Natural Gas source: U.S. EIA - U.S. Price of Natural Gas Delivered to Residential Customers for 2025. *In 2025, JD Power switched from an 8- index model to a 6- index model resulting in overall lower scores for NWE and Peers. **Mid-Size Investor- Owned Combo Utilities. A 28- member group for 2017-2022 and a 14-member group (Electric) / 15- member group (Natural Gas) for 2023-2025. • Solid JD Power Overall Customer Satisfaction Scores vs Peers • Solid electric system reliability • Residential rates below national average1 • Better than average natural gas leaks per mile Note: IEEE and AGA Quartiles are based on 2024 data as 2025 data is not yet available.

Solid Economic Indicators

Electric

Customers and Growth vs National Average


NWE Electric Customers
(Thousands)
520
500
480
460
440
420
400
380
360
340
Customer Growth CAGR 2014-2025:
NWE 1.29% vs National Avg. 1.10% ('14-'24)
439
505
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23
'24
25*

**In 2025, we changed the methodology for counting our Lighting customers. The historical data shown here has been modified according to this methodology.*
Source: Company 10-K's and EEI Statistical Yearbooks – Table 7.2

Natural Gas

Customers and Growth vs National Average


NWE Gas Customers
(Thousands)
330
320
310
300
290
280
270
260
250
Customer Growth CAGR 2014-2025:
NWE 1.56% vs National Avg. 0.89% ('14-'24)
273
324
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23
'24
25*

**In 2025, we acquired Energy West which added ~33,000 customers in Montana.*
Source: Company 10-K's and EIA.gov

Projected Population Growth 2026 - 2031

(cumulative growth)


4%
3%
2%
1%
0%
2.6%
3.2%
3.1%
2.2%
U.S. National Average
Montana
South Dakota
Nebraska

Source: Claritas via S&P Capital IQ Pro as of 5/5/2026

Unemployment Rate - February 2026


5%
4%
3%
2%
1%
0%
4.7%
4.1%
2.7%
3.5%
U.S. National Average
Montana
South Dakota
Nebraska

Source: U.S. Department of Labor via S&P Capital IQ Pro as of 5/5/2026

- Customer growth rates historically exceed National Averages.
- Projected population growth in Montana & South Dakota better than National Average.
- Unemployment rates better than National Average.

11

NorthWestern's Combo Advantage

✓ **Combination electric & natural gas provider in Montana & South Dakota** (natural gas only in Nebraska)
- *Targeting best-in-class Customer Experience*
- *Opportunity to invest in critical Capacity expansion (supply & transmission)*
- *Continued Grid Evolution to improve resiliency and enhance wildfire mitigation efforts*
- *Transforming our Digital Platform to enhance cyber security & technology solutions*

✓ **Natural hedge between natural gas to electric conversions**

✓ **Primarily residential with commercial & industrial customers across many industries**

Natural Gas

- Investment in production*, transmission, & distribution
- Extreme winters necessitate economical gas heating
- Energy Choice (*Ban the Ban*) laws in MT, SD, & NE
- Access to low & less volatile natural gas pricing
  - AECO & Henry Hub (Ventura)



U.S. Natural Gas Trading Hubs
2024-2025 Price Range ($/MMBTU)
Henry
AECO
Cheyenne
Opal
Malin
Kingsgate
Stanfield
Sumas
$-
$5
$10
$15
$20
$25
$30

*Proven and producing reserves only (no exploration)

Electric

- Investment in generation, transmission, & distribution
- Highly diverse & carbon-free electric supply portfolio
- Broad footprint spanning multiple reliability & transmission regions / organizations
- Growing regional capacity deficit requiring investment



Load Scenarios
Loss of Load Hours
800
700
600
500
400
300
200
100
0
Low Scenario
Base Scenario
High Scenario
2030
2035

Source: WECC's 2025 Western Assessment of Resource Adequacy

Loss of load indicates resource inadequacy.

12

Natural Gas LDC – AECO Advantage to Customers 13 Natural gas is one of the most affordable energy sources, and NWE has access to some of the lowest and most stable natural gas prices in the nation through the Alberta Energy Company (AECO) and Henry trading hubs. Source: S&P Capital IQ Pro We have facilitated the connection of renewable natural gas (RNG) producers to our South Dakota system. We anticipate that their facilities may provide enough volume to supply nearly two-thirds of our residential load requirements in South Dakota by the end of 2026. To reduce costs to our customers, we currently do not purchase the environmental attributes associated with the gas produced at these facilities and therefore are deemed to be supplying “brown gas” to our customers.

Best Practices Governance 14 America’s Most Responsible Companies Recognized by Newsweek as one of the most responsible companies in 2023. One of only eleven EEI member utilities selected. Board of Directors Executive Team 5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by Moody’s Investment Services for Best Governance Practices Diverse Leadership 2025 CEO Pay Ratio to Median Employee Salary NWE 37:1 U.S. Utilities 12 Member Peer Average in ‘24 Group Average in ‘25 72:1 44:1 2025 CEO Pay to Peers 85% Recent Governance Recognition Great Place To Work Certified Recognized by Great Place To Work as one of the world’s greatest workplaces in 2025. 50 / 50 – Women on Boards Recognized for gender diversity on its board of directors by 2022 Women on Boards. Currently four of the company’s nine directors are female. Edison Electric Institute Emergency Response Award recipient Recognized in 2023 and 2025 for swift restoration efforts following a derecho in South Dakota (May 2022), historic flooding in Yellowstone National Park (June 2022), and a hurricane-force windstorm in Missoula, MT (July 2024). These awards highlight the company’s commitment to reliability, resilience, and customer service in the face of extreme weather challenges. CEO Pay Source: S&P Capital IQ Pro and AFLCIO.org

15 Affordability Left: Over the last ten years, NWE typical residential bills have increased less than the national average for household energy and in line with - or below - the Consumer Price Index. Right: NWE’s residential electric and natural gas rates are significantly below the national average.

Thank youMerger a d Financial Updates 16

17 Merger with Black Hills Benefits Stakeholders Strategic combination represents a highly attractive value creation opportunity for both companies. Increases Scale Position and Growth Increases the combined company target EPS growth rate to 5-7%, supported by the doubling of each company’s rate base to total of ~$11 bn with significant growth opportunities Expands Investment Opportunity Leverages enhanced resources to make strategic investments that foster economic development, including addressing the growing demand for energy, including from data centers Substantial Long-Term Value for Customers Enhances Business Diversity Delivering energy to more than 2.1 mm customers across multiple contiguous jurisdictions, served by a highly skilled workforce focused on safety and reliability Strengthens Balance Sheet Strong and predictable cash flows support a customer-focused capital investment program while producing high-quality, investment- grade credit metrics Bringing together two complementary teams focused on reliability and exceptional customer service to deliver even greater value. For more information, see www.blackhillsnorthwesternbettertogether.com

Merger with Black Hills Timeline 18 ✓ Filed joint applications for approval in Montana, Nebraska, and South Dakota in Q4 2025 ✓ Nebraska hearing held on April 7, 2026; unanimous approval of settlements received on May 19, 2026 ✓ Settlements reached with certain key intervenors in Montana and South Dakota ✓ Montana hearing concluded on May 15, 2026; briefing schedule to conclude on July 13, 2026 o South Dakota hearing scheduled to commence on June 22, 2026 ✓ Filed joint application with FERC on December 22, 2025 o Federal Power Act provides 180 days for approval (June 22, 2026) with extension for good cause ✓ Filed S-4/Joint Proxy Statement on January 30, 2026 ✓ Shareholder approvals received by both companies on April 2, 2026 ✓ Filed Hart-Scott-Rodino on March 20, 2026 ✓ The 30-day waiting period expired on April 20, 2026, satisfying a U.S. antitrust condition to closing

Credit, Cash Flow, and Financing Plans 19 FFO: Cash from Operations less Working Capital Adjustments. Debt: Long- & Short-term Debt (including unamortized debt issuance costs and pension liability). Targeting FFO-to-Debt above 14% to support credit ratings. No equity anticipated to fund 2026 capital plan. Minimal cash taxes expected into 2029 from Net Operating Losses and Production Tax Credits. Financing plans subject to change.

20 Affirming 2026 Non-GAAP EPS Guidance of $3.68 - $3.83 per diluted share ✓ Affirming long-term growth rate from 2024 base1 • EPS growth of 4% to 6% • Rate base growth of 4% to 6% • Continued focus on closing the gap between earned & authorized returns ✓ $3.2 billion 5-year capital plan including approximately $300 million of investment for generation development in South Dakota ✓ Cash from operations and debt to fund base capital plan. Equity issuances expected beginning in 2027 to fund South Dakota generation investment ✓ Targeting FFO / Debt > 14% (1) Based on 2024 Adjusted Diluted Non-GAAP EPS of $3.40 and 2024 estimated rate base of $5.38 billion. See “Non-GAAP Financial Measures” slide in appendix for additional information. Strong Growth Outlook This guidance range is based upon, but not limited to, the following major assumptions: • Normal weather in our service territories; • Excludes costs related to the pending merger with Black Hills Corp.; • Approval of PCCAM waiver and power prices sufficient to recover operating expense from incremental Avista and Puget Colstrip interests; • An effective income tax rate of approximately 14%-18%; and • Diluted average shares outstanding of approximately 61.7 million.

Track Record of Growing Capital Investment 21 $2.72 Billion invested over the last 5 years* $3.21 Billion forecasted over the next 5 years** * Historical Capital Investment includes property, plant, and equipment additions and AFUDC Credit, both from our cash flow statement, and change in capital expenditures included in accounts payable. The $35.9 million acquisition of Energy West is included in 2025 total Capital Investment. ** See “Regulated Utility Five-Year Capital Plan” slide in the appendix for additional detail.

Solid Balance Sheet 22 Investment grade credit ratings, liquidity significantly greater than our $100 million target, debt to capitalization within our targeted 50%-55% range, and a manageable schedule of debt maturities. Target: 50% - 55% - Annual ratio based on average of each quarter's debt/cap ratio Excludes Finance Leases and New Market Tax Credit Financing Data as of March 31, 2026

23 Disciplined Expense Program Per Customer… Per Employee… Per Rate Base… NorthWestern ranks favorably among our regional peers for electric expense efficiency. Source: FERC Form 1 Reports - 2025 expenses through S&P Capital IQ Pro, company 10-Ks, and company investor presentations. Non-Fuel O&M and A&G Expense excludes fuel, purchased power, direct transmission, and property taxes.

Thank youOther Updates 24

25 Data Center Process (Montana & South Dakota) Data Center Request • Load & Location • Supply Potential • Customer/Developer Required Timing Queue Count: 8 High-Level Assessment • Viability Assessment • Southwest Power Pool Screening • High Level Cost Estimate Queue Count: 4 Energy Service Agreement (ESA) • Regulatory Approvals (as needed) • Contract Signing • Business Development Handoff Queue Count: 0 Construction • Project Management Assignment • Construction Kick-Off • Supply Development • Generation Build Process Queue Count: 0 Development Agreement • Deposit Funds Studies (Montana: System Impact Study & Facility Study, South Dakota: Southwest Power Pool Delivery Point Network Study) Queue Count: 3

✓ Montana ▪ Expected to be served by overall utility portfolio, which is long capacity beginning in 2026 ▪ Diversified and highly carbon-free generating portfolio ▪ Submitted a Large New Load tariff rule proposal with the MPSC in March 2026 ✓ South Dakota ▪ Significant indications of interest ▪ Any new large-load customers would require incremental capacity with infrastructure rider to provide generation cost recovery ▪ South Dakota PUC has an established process for large-load customers with a deviated rate tariff 26 Large-Load Customers Montana Large-Load Opportunities ✓ Confidentially Announced: December 17, 2024 ▪ Company: Sabey Data Centers ▪ Study Load: 50 MW ramping to 200 MW ▪ Targeted Start Date: Mid-2028 ▪ Agreement Status: Development Agreement ✓ Announced: December 19, 2024 ▪ Company: Atlas Power ▪ Study Load: 75 MW ramping to 150 MW ▪ Targeted Start Date: Late 2027 ▪ Agreement Status: Development Agreement ✓ Announced: July 30, 2025 ▪ Company: Quantica Infrastructure ▪ Study Load: 25 MW ramping to 1,100 MW ▪ Targeted Start Date: Early 2029 ▪ Agreement Status: Development Agreement Filed

Colstrip Transaction Overview

	Avista	Puget
Announcement:	**January 2023**	**July 2024**
Effective Date:	**December 31, 2025**	**December 31, 2025**
Capacity:	**222 MW** (111 MW each of units 3 & 4)	**370 MW** (185 MW each of units 3 & 4)
Acquisition Price:	**$0.0**	**$0.0**
Status Update:	Filed a temporary PCCAM tariff waiver request with the MPSC in August 2025 that would provide a near-term cost-recovery mechanism to offset a portion of the ~$18.0 million of incremental annual operating costs resulting from the transfer. The waiver was temporarily granted in January 2026.	Signed contract in October 2025 to sell the dispatchable capacity and associated energy through late 2027. Revenue from the contract is expected to largely offset the ~$30 million of incremental annual operating costs resulting from the transfer. Filed with FERC for cost-based rates in October 2025, with approval received in February 2026 retroactive to January 1, 2026.

NorthWestern's acquisition of Avista and Puget's 592 MW of additional Colstrip capacity:

- Avista interests advance our regulated portfolio to resource adequacy and increase facility ownership from 15% to 30%
- Puget interests move ownership from 30% to 55% which provides the ability to determine strategic direction and investment decisions at the facility
- Combined interests support the integration of large-load customers, delivering substantial benefits to our customers, communities, and investors

Avista and Puget Sound will remain responsible for their respective pre-closing share of environmental, asset retirement obligations, and pension liabilities attributed to events or conditions existing prior to the closing of the transaction and for any future decommissioning and demolition costs associated with the existing facilities that comprise their interests

27

Colstrip Facility Ownership Overview 28 As of January 2026, we own 55% of Colstrip Units 3 & 4. This allows us to guide investments in operation and maintenance in providing on- demand, 24/7 cost-effective generation for our Montana customers until a viable equivalent, carbon-free energy resource is available. 55%

Regional Transmission Opportunities

North Plains Connector (NPC) Consortium Project

- Approximately $6 billion, 425-mile, 525kv high-voltage direct-current transmission line connecting to Montana's Colstrip substation, bridging the eastern and western U.S. energy grids
- Project awarded $700M Grid Resilience & Innovation Partnership grant by U.S. Department of Energy
  - $70.0 million of the award is earmarked for upgrades to the **Colstrip Transmission System** (of which we are ~55% owner)

In December 2024, NorthWestern announced a memorandum of understanding to own 10% of the North Plains Connector. The project, targeting a 2032 in-service date, strengthens grid reliability and efficiency.

A separate partnership will explore expanding Montana's southwest transmission corridor to bolster reliability, allow for critical import capability, and enhance Western market access.

North Plains Connector


Glendive
GOLDEN VALLEY
Dickinson
OLIVER
Center
MORTON
Mandan
Bismarck
St. Anthony
GRANT
HETTINGER
SLOPE
Baker
FALLON
Miles City
CUSTER
ROSEBUD
Colstrip
Substations
Preferred Route
WYOMING
SOUTH DAKOTA
MT
ND

Colstrip Transmission System


300 MW
Path 83
Montana - Alberta
325 MW
2,200 MW
Path 8
Montana - Northwest
1,350 MW
Hot Springs
Great Falls
Western U.S. Grid
Eastern U.S. Grid
Townsend
Colstrip
Billings
Mill Creek
Miles City DC Tie
Montana - Southeast
200 MW
200 MW
600 MW
Path 80
Montana - Southeast
(Yellowtail)
600 MW
256 MW
Path 18
Montana - Idaho
383 MW
Major Transmission Substations
Major Transmission Lines
Capacity, kilovolts (kV)
230
500
Ownership
Berkshire Hathaway Energy
NorthWestern Energy
Bonneville Power Administration
Colestrip Transmission System Owners
Data Source:
NorthWestern Energy,
Montana Renewable Development Action Plan

29

30 South Dakota Wildfire Bill No Strict Liability: • Strict liability cannot be applied to utility operations alleged to have caused wildfire-related damages Legal Protections for Providers: • Rebuttable presumption that a valid and current wildfire mitigation plan is reasonable preparation for, and mitigation of, wildfire risk (burden of proof rests on plaintiffs) • 4-year statute of limitations from date of initial ignition of the wildfire Damages: • Economic: Property damages (including real property, personal property, livestock, and crops) and monetary losses (such as loss of business income) • Noneconomic: Only if death or bodily injury occurs • Punitive: Only with clear & convincing evidence of willful and wanton misconduct NorthWestern plans to submit a Wildfire Mitigation Plan for SDPUC approval in the second half of 2026 and expects to update the plan every two years going forward. SB 36 was passed by the South Dakota Legislature with broad bipartisan support in both the House (63-2) and Senate (31-3) and has been signed into law. Like Montana’s recently passed HB 490 (2025 Legislative Session), the new law clarifies and limits wildfire-related liability risks, protecting our customers, communities, and investors.

NorthWestern Wildfire Mitigation Plan

Reduction of Ignition Potential	System and Environmental Monitoring	Enhanced Vegetation Maintenance	Enriched Public Communication and Outreach


NORTHWESTERN ENERGY'S
WILDFIRE
MITIGATION PLAN
2025
NorthWestern Energy

NorthWesternEnergy.com/Wildfire

✓ Comprehensive summary of robust wildfire mitigation activities

✓ MT plan approved in November 2025 and to be filed every three years; MT CTS plan approved in May 2025 and to be filed every three years; SD plan to be submitted in August 2026 and filed every two years

✓ Key elements of the plan, driven by risk analysis include:

- Situational Awareness
- Operational Practices
- System Preparedness
- Vegetation Management
- Communication & Outreach

✓ **Minimal exposure to Quadrant 1* wildfire risk**

1.8% of MT Distribution System line sections
3.9% of MT Transmission System line sections
<1.0% of SD Distribution and Transmission System line sections


PSPS
Enhanced Powerline Safety Settings
Situational Awareness to Inform Operational Decision Making
Grid Hardening, Vegetation Management, and Technology Deployment

Operational Wildfire Defense Strategies Hierarchy

Public Safety Power Shutoff (PSPS) considerations include environmental conditions, system performance, and mitigating any potential impacts of an outage to customers and emergency services.

31

*Quadrant 1 includes both High System Probability & High Consequence scores. See *"Wildfire Relative Risk Assessment"* slide in the appendix for additional details. CTS = Colstrip Transmission System

NorthWestern Public Safety Power Shutoff Plan Communication to Stakeholders at each Situation Weather / Environment + System Performance + Customer / Community Impact = Determines PSPS Event PSPS Decision Process 32 PSPS Guiding Principles: • Uphold our commitment to sustainable, affordable, and reliable service • Ensure the safety of our employees, customers, communities, the public, and the environment • Maintain a robust situational awareness strategy for monitoring and quantifying conditions and risks • Follow a disciplined operational strategy for executing PSPS events • Adhere to a consistent communication strategy to ensure that communications are clear, timely, and accurate

Conclusion 33 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows The pending merger with Black Hills Corporation will combine the strengths of both companies, resulting in an organization with greater scale, financial stability, and operational expertise and is designed to create a stronger, more resilient energy company focused on delivering safe, reliable, and affordable energy solutions to customers.

Thank youAppendix 34

Highly diversified, executable, and low-risk critical capital investment plan. Regulated Utility Five-Year Capital Plan (millions) 35 Appendix

(1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step-down which approximates annual depletion of our natural gas production assets included in rate base. (3) This jurisdiction was acquired in 2025 as part of the acquisition of Energy West Operations. (4) This table excludes insignificant jurisdictions for Montana propane delivery, Havre Pipeline Company, and Cut Bank Gas natural gas delivery. (5) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver of earnings. The data to the left illustrates that NorthWestern only derives approximately 7-8% of earnings from its jointly owned coal generation rate base. Rate Base & Authorized Return Summary Appendix 36

2025 System Statistics 37 Note: Statistics above are as of 12/31/2025, including 592 MW of Colstrip generation supply acquired 1/1/2026. (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility, but we consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker Appendix

Timeline of Montana Generation Portfolio Since 2011, we have added approximately 1,716 MW, both owned and long-term contracted, to our generation portfolio, of which 949 MW (~55%) is from carbon-free resources. Appendix 38

Comparison of Installed Capacity 39 California is dealing with significant capacity issues DESPITE having a greater amount of dispatchable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total). Source: EIA.gov – 2024 Form EIA-860 - Schedule 3.1 for calendar year 2024 as of 5/12/2026. Appendix

EPS & Dividend History 40 2010-2025 CAGR’s: GAAP EPS: 2.1% Non-GAAP EPS: 3.7% Dividend: 4.5% See “Non-GAAP Financial Measures” slide in appendix. Appendix

Appendix

Wildfire Relative Risk Assessment

MT Distribution


100
90
80
70
60
50
40
30
20
10
0
System Probability
4.15%
1.84%
61.28%
32.73%
0 10 20 30 40 50 60 70 80 90 100
Consequence

In Montana, only 1.84% of our Distribution system and 3.87% of our Transmission system is exposed to Quadrant 1 wildfire risk*.

MT Transmission


100
90
80
70
60
50
40
30
20
10
0
System Probability
6.18%
3.87%
41.99%
47.96%
0 10 20 30 40 50 60 70 80 90 100
Consequence

Quadrant	Actions
Quadrant 1: High System Probability, High Consequence	• All hardening strategies • Maximum assessments • Highest environmental monitoring
Quadrant 2: High System Probability, Low Consequence	• Most hardening strategies • Maximum assessments • Moderate environmental monitoring
Quadrant 3: Low System Probability, High Consequence	• Targeted protection strategies • Normal assessments • Highest environmental monitoring
Quadrant 4: Low System Probability, Low Consequence	• Hardening as needed • Normal assessments • Lower environmental monitoring

Based on 2025 Montana model. Does not include CTS.

**Percentages shown in quadrants are based on sections of line.*

41

Electric Wallet Share Appendix 42

Natural Gas Wallet Share Appendix 43 Note: Montana typical bill is based on 65 therms which translates to ~0.50% lower wallet share than pictured. For consistency with South Dakota and Nebraska, 100 therms is used for Montana in this illustration. Oct. - Sept. Fiscal Year

Affordability – Residential Electric Rates by State Appendix 44 Data from Charles River Associates "Retail Rate Trends in the U.S.", February 2, 2026, authors: Matthew DeCourcey and Mayank Saraswat via EIA 861M reports looking at 5-year change in residential electric rates taking trailing twelve months (TTM) data from Nov. 2019 - Oct. 2020 compared to Nov. 2024 to Oct. 2025. Residential Rates calculated using Total Revenue reported by State divided by Residential Electric Sales during the same period.

Appendix

Experienced and Engaged Board of Directors



Linda Sullivan
Board Chair
Independent
Joined April 2017



Brian Bird
Director, President & Chief Executive Officer
Non-Independent
Joined January 2023



Sherina Maye Edwards
Director
Governance, Compensation
Independent
Joined April 2023



Dave Goodin
Director
Audit, Operations
Independent
Joined December 2024



Jan Horsfall
Director
Operations (Chair), Audit
Independent
Joined April 2015



Britt Ide
Director
Governance (Chair), Compensation
Independent
Joined April 2017



Kent Larson
Director
Audit, Operations
Independent
Joined July 2022



Mahvash Yazdi
Director
Compensation (Chair), Operations
Independent
Joined December 2019



Jeffrey Yingling
Director
Audit (Chair), Governance
Independent
Joined October 2019

45

Strong Executive Team 46 Crystal Lail VP & Chief Financial Officer Shannon Heim General Counsel & VP – Federal Government Affairs Brian Bird President & Chief Executive Officer Bleau LaFave VP – Asset Management & Business Development Jason Merkel VP - Distribution Bobbi Schroeppel VP – Customer Care, Communications, & Human Resources Jeanne Vold VP - Technology Joined company in 2020, current position since 2023 Joined company in 2003, current position since 2021 (formerly VP and Chief Accounting Officer ’20-’21) Current position since 2023 (formerly President & Chief Operating Officer ’21-’22 and Chief Financial Officer ’03-’21) Joined company in 1993, current position since 2022 Joined company in 1994, current position since 2023 (formerly Director of Long-Term Resources ‘12-’23) Joined company in 1998, current position since 2002 Joined company in 1999, current position since 2021 (formerly Business Technology Officer ‘12-’21) Appendix

Our Commissioners 47 Appendix

We estimate weather to be a $14.4 million pre-tax detriment as compared to normal, and a $16.6 million detriment as compared to first quarter 2025. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Certain merger-related costs are not tax- deductible. (3) Power prices in the Pacific Northwest associated with the designated power sales contracts included within our temporary PCCAM tariff waiver were insufficient to recover the operating expenses associated with the Avista Interests. (4) Utility Margin is a non-GAAP Measure. See “Non-GAAP Financial Measures” slides that follow for additional disclosure. First Quarter 2026 Non-GAAP Earnings 48 Note: Subtotal variances may exist due to rounding. Appendix

Appendix

Non-GAAP Financial Measures

Pre-Tax Adjustments ($ Millions)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Reported GAAP Pre-Tax Income	$ 156.5	$ 176.1	$ 178.3	$ 182.2	$ 144.2	$ 190.2	$ 182.4	$ 201.6	$ 214.7	$ 187.6
Non-GAAP Adjustments to Pre-Tax Income:										
Weather	15.2	(3.4)	(1.3)	(7.3)	9.8	1.1	(8.9)	4.3	10.6	14.4
Lost revenue recovery related to prior periods	(14.2)	-	-	-	-	-	-	-	-	-
QF liability adjustment	-	-	(17.5)	-	-	(6.9)	-	-	-	-
Electric tracker disallowance of prior period costs	12.2	-	-	-	9.9	-	-	-	-	-
Income tax adjustment	-	-	9.4	-	-	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	2.5	-	(2.3)	1.3
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	4.2	-
NWE-BKH Merger Transaction Costs (not tax deductible)	-	-	-	-	-	-	-	-	-	9.3
Regulatory Disallowance of Certain YCGS Capital Costs	-	-	-	-	-	-	-	-	-	31.2
Remove Q4 2025 PCCAM Expense Following Suspension of 90/10 Sharing	-	-	-	-	-	-	-	-	-	2.3
Adjusted Non-GAAP Pre-Tax Income	$ 169.7	$ 172.7	$ 168.9	$ 174.9	$ 163.9	$ 184.4	$ 176.0	$ 205.9	$ 227.2	$ 246.1

Tax Adjustments to Non-GAAP Items ($ Millions)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
GAAP Net Income	$ 164.2	$ 162.7	$ 197.0	$ 202.1	$ 155.2	$ 186.8	$ 183.0	$ 194.1	$ 224.1	$ 181.1
Non-GAAP Adjustments Taxed at 38.5% (12'-17') and 25.3% (18'-current):										
Weather	9.3	(2.1)	(1.0)	(5.5)	7.3	0.8	(6.6)	3.2	7.9	10.8
Lost revenue recovery related to prior periods	(8.7)	-	-	-	-	-	-	-	-	-
QF liability adjustment	-	-	(13.1)	-	-	(5.2)	-	-	-	-
Electric tracker disallowance of prior period costs	7.5	-	-	-	7.4	-	-	-	-	-
Income tax adjustment	(12.5)	-	(12.8)	(22.8)	-	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	2.5	-	(2.3)	1.3
Previously claimed AMT credit	-	-	-	-	-	-	-	3.2	-	-
Release of Unrecognized Tax Benefit	-	-	-	-	-	-	-	(3.2)	(16.9)	(7.4)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	3.1	-
Natural Gas Safe Harbor Method Change	-	-	-	-	-	-	-	-	(7.0)	-
NWE-BKH Merger Transaction Costs (not tax deductible)	-	-	-	-	-	-	-	-	-	9.3
Regulatory Disallowance of Certain YCGS Capital Costs	-	-	-	-	-	-	-	-	-	23.3
Remove Q4 2025 PCCAM Expense Following Suspension of 90/10 Sharing	-	-	-	-	-	-	-	-	-	1.7
Non-GAAP Net Income	$ 159.8	$ 160.6	$ 170.1	$ 173.8	$ 169.9	$ 182.4	$ 178.9	$ 197.3	$ 208.9	$ 220.1

Non-GAAP Diluted Earnings per Share	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Diluted Average Shares (Millions)	*48.5*	*48.7*	*50.2*	*50.8*	*50.7*	*51.9*	*56.3*	*60.4*	*61.4*	*61.5*
Reported GAAP Diluted Earnings per Share	$ 3.39	$ 3.34	$ 3.92	$ 3.98	$ 3.06	$ 3.60	$ 3.25	$ 3.22	$ 3.65	$ 2.94
Non-GAAP Adjustments:										
Weather	0.19	(0.04)	(0.02)	(0.11)	0.14	0.01	(0.11)	0.05	0.13	0.18
Lost revenue recovery related to prior periods	(0.18)	-	-	-	-	-	-	-	-	-
QF liability adjustment	-	-	(0.26)	-	-	(0.10)	-	-	-	-
Electric tracker disallowance of prior period costs	0.16	-	-	-	0.15	-	-	-	-	-
Income tax adjustment	(0.26)	-	(0.25)	(0.45)	-	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	0.04	-	(0.04)	0.02
Previously claimed AMT credit	-	-	-	-	-	-	-	0.05	-	-
Release of Unrecognized Tax Benefit	-	-	-	-	-	-	-	(0.05)	(0.28)	(0.12)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	0.05	-
Natural Gas Safe Harbor Method Change	-	-	-	-	-	-	-	-	(0.11)	-
NWE-BKH Merger Transaction Costs (not tax deductible)	-	-	-	-	-	-	-	-	-	0.15
Regulatory Disallowance of Certain YCGS Capital Costs	-	-	-	-	-	-	-	-	-	0.38
Remove Q4 2025 PCCAM Expense Following Suspension of 90/10 Sharing	-	-	-	-	-	-	-	-	-	0.03
Non-GAAP Diluted Earnings per Share	$ 3.30	$ 3.30	$ 3.39	$ 3.42	$ 3.35	$ 3.51	$ 3.18	$ 3.27	$ 3.40	$ 3.58

49

Non-GAAP Financial Measures This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 50 Appendix

Additional Merger Related Disclosures 51 Appendix No Offer or Solicitation This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Important Information and Where to Find It Black Hills filed a registration statement on Form S-4 (No. 333-293105) with the SEC on January 30, 2026 to register the shares of Black Hill’s capital stock that will be issued to NorthWestern stockholders in connection with the proposed transaction. The registration statement was declared effective on February 6, 2026, at which time Black Hills filed a final prospectus and NorthWestern filed a definitive proxy statement. Black Hills and NorthWestern commenced mailing of the joint proxy statement/prospectus to their respective stockholders on or about February 10, 2026. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the joint proxy statement/prospectus) because such documents contain important information regarding the proposed transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by NorthWestern or Black Hills through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of NorthWestern or Black Hills at travis.meyer@northwestern.com or investorrelations@blackhillscorp.com, respectively. Before making any investment decision, investors and security holders of NorthWestern and Black Hills are urged to read carefully the entire registration statement and joint proxy statement/prospectus, including any amendments thereto when they become available (and any other documents filed with the SEC in connection with the transaction), because they contain or will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above. Participants in Solicitation NorthWestern, Black Hills and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of NorthWestern and Black Hills in connection with the proposed transaction. Information regarding the directors and executive officers of NorthWestern and Black Hills and other persons who may be deemed participants in the solicitation of the stockholders of NorthWestern or of Black Hills in connection with the proposed transaction is included in the joint proxy statement/prospectus related to the proposed transaction, which was filed with the SEC on February 6, 2026. Information about the directors and executive officers of NorthWestern and their ownership of NorthWestern common stock can also be found in NorthWestern’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on February 12, 2026, under the header “Information About Our Executive Officers” and its Proxy Statement on Schedule 14A, which was filed on March 12, 2026, under the headers “Election of Directors” and “Who Owns our Stock”. Information about the directors and executive officers of Black Hills and their ownership of Black Hills common stock can also be found in Black Hills’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on February 11, 2026, under the header “Information About Our Executive Officers,” and its Proxy Statement on Schedule 14A, which was filed on March 18, 2026, under the headers “Election of Directors” and “Security Ownership of Management and Principal Shareholders,” and other documents subsequently filed by Black Hills with the SEC. To the extent any such person's ownership of NorthWestern’s or Black Hills’ securities, respectively, has changed since the filing of such proxy statement, such changes have been or will be reflected on Forms 3, 4 or 5 filed with the SEC. Additional information regarding the interests of such participants are included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC.

Thank youDelivering a bright future 52